EXHIBIT 10.5

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 dated as of August 6, 2008 to that certain Employment Agreement (this “Amendment”), between Fund.com Inc., a Delaware corporation (the “Company”) and Gregory Webster (the “Executive”).

W I T N E S S E T H

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated March 4, 2008 (the “Original Agreement”).

WHEREAS, the Executive and the Company desire to amend the Original Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Effective as of the date hereof, the Original Agreement is hereby amended by replacing all references to “President” in the Recitals, Section 2, Section 3 and the first reference in Section 5.5(b) with the term “Chief Executive Officer.”

2.	Section 4.6 of the Original Agreement is hereby amended to add the following:

The Executive shall receive an additional stock option grant to purchase 653,000 shares of the Company’s common stock, at an exercise price equal to the fair market value thereof on the date of this Amendment, pursuant to and subject to the terms and conditions of the Company’s 2007 Stock Option Incentive Plan and the related Notice of Stock Option Grant and Stock Option Agreement.

3.	Except as otherwise specifically set forth herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

            4.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

FUND.COM INC.

/s/ Raymond Lang
By: Raymond Lang
Title: Chief Executive Officer

EXECUTIVE:

/s/ Gregory Webster
Gregory Webster